UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2023

MusclePharm Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada

(State of Incorporation)

000-53166	77-0664193
(Commission File Number)	(I.R.S. Employer Identification No.)

7380 S. Eastern Ave., Ste. 124-287 Las Vegas, NV	89123
(Address of Principal Executive Offices)	(Zip Code)

(800) 859-3010

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Nicholas Rubin to the Board of Directors

On January 19, 2023, MusclePharm Corporation (the “Company”) appointed Nicholas Rubin to serve as a member of the board of directors. There are no family relationships between Mr. Rubin and any other director or officer of the Company. There are no transactions in which Mr. Rubin has an interest requiring disclosure under Item 404(a) of Regulation S-K. Set forth below is the biographical information of Mr. Rubin.

Nicholas Rubin co-founded Force 10 Partners and has more than 25 years of combined leadership experience in large enterprise, capital markets, financial planning, commercial real estate, and corporate finance. Nicholas has experience building comprehensive strategic plans for entities by incorporating financial analysis, restructuring expertise, investment banking capabilities, operational turnaround management and business intelligence to drive and facilitate sustainable growth.

Nicholas has served in roles as a Chief Restructuring Officer, Financial Advisor, Fiduciary, Investment Banker, Expert Witness, and a host of other executive leadership roles.

Nicholas earned a Bachelor of Commerce degree in financial and management accounting, auditing, business management, marketing, and finance from a leading international business school in South Africa.

On February 13, 2023, the Company appointed Eric Hillman to serve as the organization’s Chief Executive Officer and as a member of the board of directors. There are no family relationships between Mr. Hillman and any other director or officer of the Company. There are no transactions in which Mr. Hillman has an interest requiring disclosure under Item 404(a) of Regulation S-K. Set forth below is the biographical information of Mr. Hillman.

Eric Hillman is the Co-Founder of Europa Sports, Headquarters in Charlotte, NC, an industry-leading distributor of nutritional and sports supplements, sports drinks, and accessories with more than 6,000 products representing 300 plus brands. Eric partnered in his first Fitness Center in 1985 in Winston-Salem, NC, and later opened Powerhouse Gym Winston-Salem. He is the current owner of Linny Mac’s Powerhouse Gym. Eric serves as a National Physique Committee and IFBB Professional Judge. Eric was a director for the USA Rugby Trust, the philanthropic arm of USA Rugby. Eric was on the Strength and Conditioning Department for Appalachian State University during 2015-2019 as the Head Size Coach winning 4 consecutive bowl game appearances. He is a member of the ISSN, the only non-profit academic society dedicated to promoting the science and application of evidence-based sports nutrition and supplementation. Eric is also a Global Advisory member for The International Sports Hall of Fame, established to honor the world’s greatest athlete legends in all sports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 9, 2023	By:	/s/ Eric Hillman
Eric Hillman
Chief Executive Officer